Exhibit 99.1

Johnson & Johnson
$MM

	2015			2014
	Q3	Q2	Q1	FY	Q4	Q3	Q2	Q1

Medical Devices (1)

Cardiovascular (2)
US	$ 239	235	228	862	222	221	214	205
Intl	285	309	301	1,346	336	321	353	336
WW	524	544	529	2,208	558	542	567	541

Diabetes Care
US	205	214	212	864	206	244	222	192
Intl	265	280	272	1,278	308	314	336	320
WW	470	494	484	2,142	514	558	558	512

Diagnostics
US	—	—	—	456	—	—	232	224
Intl	16	16	30	506	14	44	229	219
WW	16	16	30	962	14	44	461	443

Orthopaedics
US	1,312	1,321	1,309	5,197	1,339	1,272	1,294	1,292
Intl	869	1,009	1,019	4,478	1,102	1,072	1,175	1,129
WW	2,181	2,330	2,328	9,675	2,441	2,344	2,469	2,421

Hips
US	185	193	190	745	194	179	187	185
Intl	124	143	143	623	156	145	165	157
WW	309	336	333	1,368	350	324	352	342

Knees
US	214	222	226	878	236	211	210	221
Intl	129	150	150	655	165	150	169	171
WW	343	372	376	1,533	401	361	379	392

Trauma
US	368	351	364	1,418	352	352	350	364
Intl	239	270	292	1,222	287	300	323	312
WW	607	621	656	2,640	639	652	673	676

Spine & Other (3)
US	545	555	529	2,156	557	530	547	522
Intl	377	446	434	1,978	494	477	518	489
WW	922	1,001	963	4,134	1,051	1,007	1,065	1,011

See footnotes at end of schedule

Johnson & Johnson
$MM

	2015			2014
	Q3	Q2	Q1	FY	Q4	Q3	Q2	Q1

Surgery (4)
US	987	1,000	960	3,900	992	977	975	956
Intl	1,233	1,328	1,296	5,817	1,484	1,402	1,505	1,426
WW	2,220	2,328	2,256	9,717	2,476	2,379	2,480	2,382

Advanced (5)
US	357	360	329	1,342	352	341	333	316
Intl	438	480	441	1,895	497	456	491	451
WW	795	840	770	3,237	849	797	824	767

General (6)
US	427	423	422	1,717	432	436	423	426
Intl	656	696	711	3,253	821	783	843	806
WW	1,083	1,119	1,133	4,970	1,253	1,219	1,266	1,232

Specialty (7)
US	203	217	209	841	208	200	219	214
Intl	139	152	144	669	166	163	171	169
WW	342	369	353	1,510	374	363	390	383

Vision Care
US	262	243	253	975	195	232	262	286
Intl	421	403	378	1,843	451	472	445	475
WW	683	646	631	2,818	646	704	707	761

Total Medical Devices
US	3,005	3,013	2,962	12,254	2,954	2,946	3,199	3,155
Intl	3,089	3,345	3,296	15,268	3,695	3,625	4,043	3,905
WW	$6,094	6,358	6,258	27,522	6,649	6,571	7,242	7,060

(1) Unaudited
(2) Previously Cardiovascular Care
(3) Other includes the Sports Medicine, Neuro, Shoulders, CMF and Power Tools businesses
(4) Previously Surgical Care and Specialty Surgery/Other
(5) Advanced includes the Endocutter and Adhesion Prevention businesses (previously part of Surgical Care) and the Energy and Biosurgery businesses (previously part of Specialty Surgery/Other)
(6) General includes the Wound Closure, Mechanical, Women's Health, Hernia Repair and other businesses (all previously part of Surgical Care)
(7) Specialty includes the Acclarent, Infection Prevention, Mentor, SterilMed and Sedasys businesses (all previously part of Specialty Surgery/Other)